Exhibit 99.2

MISONIX REPORTS PRELIMINARY FISCAL 2021 FOURTH QUARTER

AND FULL YEAR REVENUE RESULTS

Company Enters into a Definitive Merger Agreement to be Acquired by

Bioventus for $518 Million in a Cash-and-Stock Transaction

FARMINGDALE, N.Y., July 29, 2021 – – Misonix, Inc. (Nasdaq: MSON) (“Misonix” or the “Company”), a provider of minimally invasive therapeutic ultrasonic medical devices and regenerative products that enhance clinical outcomes today announced preliminary unaudited fiscal 2021 fourth quarter and full year revenue results for the three- and twelve-month periods ended June 30, 2021. In a separate statement issued together with Bioventus, Inc. (Nasdaq: BVS) (“Bioventus”), Misonix announced that it had entered into a definitive merger agreement pursuant to which it would, subject to the terms of the Merger Agreement (“Merger Agreement”), combine with Bioventus, a global leader in innovations for active healing.

Fiscal Fourth Quarter and Full Year Revenue Highlights:

●	Fiscal 2021 fourth quarter total revenue increased approximately 43.5% year-over-year to a $19.7 million, compared to $13.7 million in the fiscal 2020 fourth quarter.

o	Fiscal 2021 fourth quarter surgical revenue was $10.8 million, an increase of approximately 97% year-over-year.

o	Fiscal 2021 fourth quarter wound revenue was $8.9 million, an increase of approximately 7.9% year-over-year.

●	Fiscal 2021 full year total revenue increased approximately 18.5% year-over-year to a record $74.0 million, compared to $62.5 million in the fiscal 2020 full year.

o	Fiscal 2021 full year surgical revenue was $40.4 million, an increase of approximately 17.2% year-over-year.

o	Fiscal 2021 full year wound revenue was $33.6 million, an increase of approximately 20.0% year-over-year.

Stavros Vizirgianakis, Misonix President and Chief Executive Officer, said, “Our fiscal 2021 fourth quarter and full year revenue results reflect growing momentum across our surgical and wound businesses, as the continued improvement in market conditions is driving accelerating demand from hospitals and physicians for our proprietary ultrasonic products and procedural solutions, including continued strong adoption of our neXus Ultrasonic Surgical System. Overall, our ability to deliver fiscal 2021 full year revenue that exceeded the high-end of our guidance range underscores our belief in the strength of the Misonix team and the tremendous value proposition of our ultrasonic technology.”

Agreement to Merge with Bioventus:

In a separate joint press release issued today, Misonix and Bioventus announced that their respective boards of directors have unanimously approved, and the companies have entered into, a definitive merger agreement whereby Bioventus will acquire Misonix for approximately $518 million. Under the terms of the agreement, Misonix stockholders will have the right to elect to receive for each share of Misonix common stock they hold either (i) 1.6839 shares of Bioventus class A common stock or (ii) $28.00 in cash.

The maximum cash amount payable by Bioventus will be an amount equal to $10.50 multiplied by the number of outstanding shares of Misonix common stock shortly prior to the completion of the transaction. If the aggregate amount of cash elected to be received by Misonix stockholders exceeds the maximum cash amount, the number of shares of Misonix common stock for which an election was made to receive cash consideration will be reduced on a pro rata basis and holders of the remainder of the shares of Misonix common stock will receive stock consideration of 1.6839 shares of class A common stock of Bioventus per share of Misonix common stock. If the aggregate amount of cash elected to be received by the Misonix stockholders is less than the maximum cash amount, Misonix stockholders electing to receive cash consideration will receive the cash consideration of $28.00 per share of Misonix common stock and the remaining excess cash consideration shall first be paid to Misonix stockholders who did not make a consideration election, and thereafter (to the extent any excess cash consideration remains) pro rata to Misonix stockholders who elected to receive stock consideration, and the number of shares of Misonix common stock for which an election was made to receive stock consideration will be reduced on a pro rata basis. The balance of the merger consideration payable to Misonix stockholders who elected to receive stock consideration after allocation and exhaustion of the foregoing aggregate cash consideration will be paid in the form of stock consideration of 1.6839 shares of class A common stock of Bioventus per share of Misonix common stock.

Upon completion of the transaction, Misonix stockholders will own an approximately 25% stake in the combined company, and Bioventus stockholders will own an approximately 75% stake in the combined company, each on a fully diluted basis. The $28.00 per-share value for Misonix represents a 25% premium to Misonix’s 15-day volume weighted average share price as of the close of trading on July 27, 2021, the last trading day prior to the parties’ entry into the agreement. The transaction will position the combined entity as a leading, pure-play restorative medicine and orthopedics company serving a $15 billion total addressable market with significant growth opportunities and scale across a range of care settings, geographies, and product categories.

Commenting on the proposed merger with Bioventus, Mr. Vizirgianakis said, “We are pleased to reach this important milestone for the Company, our shareholders, employees and the patients we serve. The proposed combination of Misonix and Bioventus provides Misonix shareholders with substantial immediate and long-term value through a tax-efficient structure and the opportunity to participate in the significant upside potential of the combined organization. Together with Bioventus, we are creating a leading, global restorative medicine and orthopedics company with a comprehensive and best-in-class suite of products and procedural solutions that improve patient outcomes and which are well supported and strategically positioned to grow share across their addressable markets.

“Through increased scale and financial flexibility, we believe the combination will facilitate the continued development of innovative solutions and business development opportunities on a more competitive footing within our industry that will lead to accelerated growth and create significant shareholder value. The premium value our shareholders are receiving reflects the enormous talent we have at Misonix and the hard work of our dedicated team in maximizing the value of our product portfolio and proprietary ultrasonic technology. I look forward to working closely with the Bioventus team to seamlessly bring our companies together and to deliver on the value of this compelling and transformative combination.”

The preliminary fiscal 2021 fourth quarter and full year revenue results provided in this press release represent the most current information available to Misonix management and are unaudited and subject to revision. Actual results may differ due to the completion of Misonix’s financial closing procedures, year-end audit by independent public accountants and other developments that may arise between the date of this press release and the time that financial results for the quarter and year ended June 30, 2021 are finalized.

For more information regarding the proposed transaction, a copy of the joint press release announcing the merger is available in the “Investor Relations” section of Misonix’s website, with additional information available at www.sec.gov. J.P. Morgan Securities LLC served as exclusive financial advisor to Misonix. Jones Day served as legal advisor to Misonix. Perella Weinberg Partners LP acted as lead financial advisor to Bioventus. Morgan Stanley acted as financial advisor to Bioventus. Latham & Watkins LLP provided legal counsel to Bioventus.

About Misonix, Inc.

Misonix, Inc. (Nasdaq: MSON) is a provider of minimally invasive therapeutic ultrasonic medical devices and regenerative tissue products. Its surgical team markets and sells BoneScalpel and SonaStar, which facilitate precise bone sculpting and removal of soft and hard tumors and tissue, primarily in the areas of neurosurgery, orthopedic, plastic and maxillo-facial surgery. Misonix’ wound team markets and sells TheraSkin, Therion, TheraGenesis and SonicOne to debride, treat and heal chronic and traumatic wounds in inpatient, outpatient and physician office sites of service. At Misonix, Better Matters! That is why throughout Misonix’ history, Misonix has maintained its commitment to medical technology innovation and the development of products that radically improve outcomes for patients. Additional information is available on the Misonix’ web site at www.misonix.com.

Additional Information and Where to Find It

In connection with the proposed transaction, Bioventus and Misonix plan to file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to their respective stockholders a joint proxy statement/prospectus and other relevant documents in connection with the proposed transaction. Before making a voting decision, Bioventus’ and Misonix’s stockholders are urged to read the joint proxy statement/prospectus and any other documents filed by each of Bioventus and Misonix with the SEC in connection with the proposed transaction or incorporated by reference therein carefully and in their entirety when they become available because they will contain important information about Bioventus, Misonix and the proposed transactions. Investors and stockholders may obtain a free copy of these materials (when they are available) and other documents filed by Bioventus and Misonix with the SEC at the SEC’s website at www.sec.gov, at Bioventus’ website at www.bioventus.com, at Misonix’s website at www.misonix.com or by sending a written request to Bioventus at 4721 Emperor Boulevard, Suite 100 Durham, North Carolina 27703, Attention: Investor Relations or by telephone at (919) 474-6700. The documents filed by Misonix with the SEC may be obtained free of charge at Misonix’s website at www.misonix.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Misonix by requesting them by mail at Misonix, Inc., 1938 New Highway, Farmingdale, New York 11735, Attention: Investor Relations, or by telephone at (631) 694-9555.

Participants in the Solicitation

This document does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities. There will be no sale or purchase of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Bioventus and Misonix and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from their respective stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Bioventus’ and Misonix’s stockholders, respectively, in connection with the proposed transaction will be set forth in joint proxy statement/prospectus if and when it is filed with the SEC by Bioventus and Misonix. Security holders may obtain information regarding the names, affiliations and interests of Bioventus’ directors and officers in Bioventus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 26, 2021. Security holders may obtain information regarding the names, affiliations and interests of Misonix’s directors and officers in Misonix’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which was filed with the SEC on September 3, 2020 and its definitive proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on May 14, 2021. To the extent the holdings of Bioventus securities by Bioventus’ directors and executive officers or the holdings of Misonix’s securities by Misonix’s directors and executive officers have changed since the amounts set forth in Bioventus’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 or Misonix’s proxy statement for its 2021 annual meeting of stockholders, respectively, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed transaction will be set forth in the joint proxy statement/prospectus when and if it is filed with the SEC in connection with the proposed transaction, at Bioventus’ website at www.bioventus.com and at Misonix’s website at www.misonix.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Such factors include, but are not limited to: (i) Misonix or Bioventus may be unable to obtain stockholder approval as required for the acquisition; (ii) other conditions to the closing of the acquisition may not be satisfied; (iii) the acquisition may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement of the acquisition on the ability of Misonix or Bioventus to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Misonix or Bioventus does business, or on Misonix’ or Bioventus’ operating results and business generally; (v) Misonix’ or Bioventus’ respective businesses may suffer as a result of uncertainty surrounding the acquisition and disruption of management’s attention due to the acquisition; (vi) the outcome of any legal proceedings related to the acquisition; (vii) Misonix or Bioventus may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ix) risks that the acquisition disrupts current plans and operations and the potential difficulties in employee retention as a result of the acquisition; (x) the risk that Misonix or Bioventus may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; (xi) other risks to consummation of the acquisition, including the risk that the acquisition will not be consummated within the expected time period or at all; and (xii) the potential finalization of Misonix’s preliminary fiscal 2021 fourth quarter and full year revenue results. Additional factors that may affect the future results of Misonix and Bioventus are set forth in their respective filings with the SEC, including each of Misonix’s and Bioventus’ most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. The risks and uncertainties described above and in Misonix’s and Bioventus’ most recent periodic reports are not exclusive and further information concerning Misonix and Bioventus and their respective businesses, including factors that potentially could materially affect its business, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements. Readers should also carefully review the risk factors described in other documents that Misonix and Bioventus file from time to time with the SEC. The forward-looking statements in this document speak only as of the date of this press release. Except as required by law, Misonix and Bioventus assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Contact:
Joe Dwyer	Norberto Aja, Jennifer Neuman
Chief Financial Officer	JCIR
Misonix, Inc.	212-835-8500 or mson@jcir.com
631-927-9113